EXHIBIT 11
URBAN OUTFITTERS, INC.
INCOME PER SHARE CALCULATION:
October 31, 1997 & 1996


INCOME PER SHARE CALCULATION:



                                                 Three Months Ended October 31,
                                    ----------------------------------------------------
                                            1997                         1996
                                    ------------------------    ------------------------
                                       $          Per Share           $       Per Share
NET INCOME                          4,783,000          $0.27    4,632,000          $0.26
                                    ==========  ============    =========   ============

WEIGHTED AVERAGE COMMON
    SHARES & COMMON SHARE
     EQUIVALENTS OUTSTANDING                      17,856,690                  17,840,541
                                                ============                ============


                                                                  Nine Months Ended October 31,
                                       -------------------------------------------------------------------------
                                                     1997                                 1996
                                       --------------------------------   -----------------------------------
                                           $               Per Share              $              Per Share
NET INCOME                             10,062,000              $0.57         10,407,000             $0.59
                                       ==========         ==========         ===========       ===========

WEIGHTED AVERAGE COMMON
    SHARES & COMMON SHARE
     EQUIVALENTS OUTSTANDING                              17,802,707                            17,786,429
                                                          ==========                           ===========






COMPUTATION OF COMMON SHARES
& COMMON SHARE EQUIVALENTS OUTSTANDING:

                                                             Three Months Ended October 31,
                                          --------------------------------------------------------------------------
                                                     1997                                  1996
                                          -----------------------------------    -----------------------------------
                                           End of Period      Weighted Ave.      End of Period       Weighted Ave.
                                          ----------------   ----------------    ---------------    ----------------
Common Shares Outstanding                      17,643,028         17,608,764         17,528,698          17,520,771
                                                             ----------------                       ----------------

Common Share Equivalents:
            Options                               546,270            526,202            472,937             480,864
            Assumed Repurchased at
                   Average Price                                    (278,276)                              (161,094)
                                                             ----------------                       ----------------

Weighted Average Common Equivalents                                  247,926                                319,770
                                                             ----------------                       ----------------

Total Weighted Average Common Shares
 & Common Share Equivalents Outstanding                           17,856,690                             17,840,541
                                                             ================                       ================





                                                               Nine Months Ended October 31,
                                            -------------------------------------------------------------------------
                                                      1997                                   1996
                                            -----------------------------------   -----------------------------------
                                            End of Period       Weighted Ave.      End of Period      Weighted Ave.
                                            ---------------    ----------------   ----------------    ---------------
Common Shares Outstanding                       17,643,028          17,578,306         17,528,698         17,396,267
                                                               ----------------                       ---------------

Common Share Equivalents:
            Options                                546,270             532,214            472,937            559,595
            Assumed Repurchased at
                   Average Price                                      (307,814)                             (169,433)
                                                               ----------------                       ---------------

Weighted Average Common Equivalents                                    224,401                               390,162
                                                               ----------------                       ---------------

Total Weighted Average Common Shares
 & Common Share Equivalents Outstanding                             17,802,707                            17,786,429
                                                               ================                       ===============
